Exhibit 10.2

CONTRACT NUMBER 08-0001-0002

Attachment to NOTICE OF AWARD, STATEMENT, AND RELEASE DOCUMENT

Description of the property is as identified in IFB 08-0002.  This contract includes final IFB 08-0002, Supplemental Agreements 1 - 8, and the entire technical proposal submitted in support of RFTP 08-0001.  All Terms and Conditions of contract 08-0001-0001 awarded on July 31, 2008 (to include supplemental agreements 1 through 8) remain the same except for the deletion of the following:

ARTICLE FOUR, Section 1, Performance Period

ARTICLE FOUR, Section 2, Phase-In Period

ARTICLE SIX, Section 1, Product Pool, “The government guarantees to issue the Contractor the lesser of 124,000 line items of property annually or issue to the Contractor property with an annual acquisition value of $570,000,000 under this contract.”

Performance period for this contract is 10 months from the contract performance date.  Two one-month additional options may be offered by the Government.   Contract performance begins on February 14, 2014.

Bid percentages are as follows:

Sales Item Number:	1
Bid Percentage (Up-Front Property Payment):	0.8000% of the acquisition value
Back-End Property Payment (120 days of issue):	1.0% of the acquisition value
Total Purchase Price Percentage:	1.8% of acquisition value

Bid Deposit Paid:	$ 100,000.00
Payment Deposit	$ 500,000.00
Financial Guarantee Bond	$4,500,000.00

SCO	DATE